EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Stockholders and Board of Directors

Mentor Graphics Corporation:

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-11291, 33-18259, 2-90577, 33-30036, 2-99251, 33-30774, 33-57147, 33-57149, 33-57151, 33-64717, 333-49579, 333-69223, 333-81991, 333-81993, 333-53236, 333-53238, 333-87364, 333-91266, 333-91272, 333-110916, 333-110917, 333-110919, 333-119244, 333-119245, 333-119246, 333-135888, 333-135889, 333-156106, 333-156107, and 333-156108) and on Forms S-3 (Nos. 33-52419, 33-56759, 33-60129, 333-00277, 333-02883, 333-11601, 333-98869, 333-109885, and 333-134642) of Mentor Graphics Corporation and subsidiaries of our reports dated March 18, 2009, with respect to the consolidated balance sheets of Mentor Graphics Corporation and subsidiaries as of January 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended January 31, 2009 and 2008, the month ended January 31, 2007, and the year ended December 31, 2006 and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of January 31, 2009, which reports appear in the January 31, 2009 annual report on Form 10-K of Mentor Graphics Corporation.

/s/ KPMG LLP

Portland, Oregon

March 18, 2009